Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA · ASIA PACIFIC · EUROPE

October 1, 2026

Pyxis Oncology, Inc.

321 Harrison Avenue

Boston, Massachusetts 02118

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-291801, filed by Pyxis Oncology, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which was initially filed with the SEC on November 26, 2025 and declared effective by the SEC on December 9, 2025 (the “Registration Statement”). Pursuant to the Registration Statement, the Company is issuing (i) 36,047,919 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,883,121 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (iii) common warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 49,310,352 shares of Common Stock (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares,” and the Warrant Shares, together with the Shares and the Warrants, the “Securities”), each pursuant to the Underwriting Agreement. The Securities are being sold by the Company pursuant to an underwriting agreement dated September 29, 2026 (the “Underwriting Agreement”) between the Company and Leerink Partners LLC, Guggenheim Securities, LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule A thereto.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Underwriting Agreement, the form of Warrants, the form of Pre-Funded Warrants, the Company’s certificate of incorporation, as currently in effect, the Company's bylaws, as currently in effect, and the written consents and resolutions adopted by the board of directors of the Company and the financing committee thereof established by such board relating to the Registration Statement and the issuance of the Securities by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Pyxis Oncology, Inc.

October 1, 2026

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The issuance and sale of the Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof in accordance with the Underwriting Agreement.

2.

The issuance and sale of the Common Warrants covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Common Warrants will be valid and binding obligations of the Company when such Common Warrants shall have been duly executed and delivered by the Company and issued to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement.

3.

The issuance and sale of the Pre-Funded Warrants covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Pre-Funded Warrants will be valid and binding obligations of the Company when such Pre-Funded Warrants shall have been duly executed and delivered by the Company and issued to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement.

4.

The issuance of the Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants covered by the Registration Statement has been duly authorized by the Company, and such Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Pre-Funded Warrant Shares to the holders thereof against payment of the exercise price therefor in accordance with the terms of the Pre-Funded Warrants.

5.

Upon (i) the approval by the stockholders of the Company of an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of Common Stock by an amount sufficient to permit the issuance of all of the Common Warrant Shares (the “Stockholder Approval”) and (ii) the filing with the Secretary of State of the State of Delaware, and effectiveness under the General Corporation Law of the State of Delaware, of a certificate of amendment implementing such increase (the “Charter Amendment”), the issuance of the Common Warrant Shares issuable upon exercise of the Common Warrants covered by the Registration Statement will have been duly authorized by the Company, and such Common Warrant Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Common Warrant Shares to the holders thereof against payment of the exercise price therefor in accordance with the terms of the Common Warrants.

Pyxis Oncology, Inc.

October 1, 2026

For the purposes of paragraphs 4 and 5 of this opinion letter, we have assumed that, at the time of the issuance and delivery of the applicable Warrant Shares: (i) in the case of the Common Warrant Shares, the Stockholder Approval will have been obtained and the Charter Amendment will have been duly filed and become effective; (ii) the authorization of such Warrant Shares by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (iii) the Company’s amended and restated certificate of incorporation (in the case of the Common Warrant Shares, as amended by the Charter Amendment) and amended and restated bylaws will be in full force and effect; and (iv) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s amended and restated certificate of incorporation as then in effect. We express no opinion as to whether the Stockholder Approval will be obtained or the Charter Amendment will be filed or become effective.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) imposing liquidated damages or penalties; (iv) regarding waiver of usury, stay, extension or similar laws; (v) regarding any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts or any similar obligation or agreement; (vi) regarding choice of law; (vii) regarding specific performance or the grant of any power of attorney; or (viii) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP